EXHIBIT C-1


                                                        AFFIDAVIT PURSUANT TO
                                                    SECTION 860E(e)(4) OF THE
                                                     INTERNAL REVENUE CODE OF
                                                             1986, AS AMENDED

STATE OF NEW YORK  )
                   )   ss.:
COUNTY OF NEW YORK )

     ------------------, being first duly sworn, deposes and says:

     1. That he/she is a --------------  of ------------  ----------------------
(the "Purchaser"), a ----------- duly organized and existing under the laws of the State of --------, on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is -----------.

     3. That the Purchaser of the Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996 - MD VI, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement dated as of December 17, 1996, by and among Asset Securitization Corporation, as depositor, AMRESCO Management, Inc., as servicer and special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent (the "Pooling and Servicing Agreement")), or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

     9. That, if a "tax matters person" is required to be designated with respect to the [Upper Tier REMIC][Lower Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [Upper Tier REMIC][Lower Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

     10. The Purchaser  agrees to be bound by and to abide by the  provisions of
Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate. The Purchaser understands that such provisions provide, among other things, that thirty (30) days after the Residual Trigger Date, any Ownership Interest owned by an Institutional Accredited Investor on such date shall mandatorily be redeemed and simultaneously reissued to Nomura Securities International, Inc. unless such Institutional Accredited Investor has previously provided the Trustee and the Certificate Registrar a Residual Transfer Opinion.

     Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its -------------- this --th day of -----------------, 199--.

                                          [Purchaser]




                                          By:----------------------
                                               Title:
                                               Name:

     Personally appeared before me the above-named ---------------, known or proved to me to be the same person who executed the foregoing instrument and to be the ------------- of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this --th day of -------------------, 199--.

------------------------------
NOTARY PUBLIC

COUNTY OF --------------------

STATE OF ---------------------

My commission expires the --th day of ----------------, 199--.